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                                  EXHIBIT 99.1

[Reynolds & Reynolds Logo]                                                NEWS
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             REYNOLDS AND REYNOLDS TAKES STEPS TO ACCELERATE GROWTH

           CREATES REYNOLDS INTERNATIONAL DIVISION; ACQUIRES A LEADING INTERNATIONAL SOFTWARE PLATFORM; EXPANDS STRATEGIC ALLIANCE
                                 WITH MICROSOFT

          STRENGTHENS CUSTOMER RELATIONSHIP MANAGEMENT (CRM) SOLUTIONS
               WITH ACQUISITION OF THIRD COAST MEDIA, #3 PLAYER IN
                            AUTOMOTIVE WEB SOLUTIONS

             IMPLEMENTS PRODUCTIVITY IMPROVEMENTS TO STRENGTHEN ITS
                    DOCUMENT SOLUTIONS BUSINESS

             ANNOUNCES INTENT TO ADOPT INNOVATIVE, BROAD-BASED STOCK INCENTIVE PROGRAM AND EXPENSE PREVIOUSLY-GRANTED STOCK OPTIONS

  ANNOUNCES MOVE TO ACCELERATE INVESTMENTS TO ADD APPROXIMATELY 400 POSITIONS,
                GROW THE BUSINESS AND INCREASE SHAREHOLDER RETURN

             LIVE WEBCAST AT 8:30 AM EDT. CONFERENCE CALL AND REPLAY
                             AVAILABLE AT REYREY.COM

DAYTON, OHIO, October 2, 2003 - The Reynolds and Reynolds Company (NYSE: REY) today announced a series of actions to accelerate growth and strengthen the company as a leader in providing software and services to automotive retailers and car companies globally.

Lloyd "Buzz" Waterhouse, CEO, chairman and president, said, "As we begin fiscal year 2004, our mission is to accelerate the company's growth and thereby increase value for our customers, our partners, our employees and our shareholders. The actions we are announcing today are significant and exciting. Today, Reynolds and Reynolds begins our new fiscal year with confidence, with purpose, and with the intention of expanding our role as the company leading the transformation of automotive retailing, globally.

"Today's announcements represent months of planning by many in the company who have been working diligently to shape our future. I have never been more proud of our people and this great organization. This is a truly historic day for the company."

CREATES REYNOLDS INTERNATIONAL DIVISION; ACQUIRES A LEADING INTERNATIONAL SOFTWARE PLATFORM; EXPANDS STRATEGIC ALLIANCE WITH MICROSOFT

Reynolds plans to significantly extend its global range by adding a fast-growing, international software platform to its portfolio of automotive retailing and allied market solutions. Reynolds has acquired privately-held Incadea AG, a $6 million provider of global automotive retailing software solutions based in Raubling, Germany. Under terms of the agreement, Reynolds will pay approximately $7 million in cash for the company.

Incadea has over 3,500 users in over 200 automotive retailers in 18 European countries. It serves many brands and has received endorsements from BMW, Opel, Volvo, Mitsubishi, FIAT/Alfa Romeo/Lancia and Citroen. Incadea also has partner relationships that extend its range to Asia and the Pacific Rim, Latin America and Africa.

Reynolds' International Division will operate through three regional groups--Europe, Middle East and Africa (EMEA); Asia-Pacific; and Latin America. The EMEA operation will be headquartered in Zurich, Switzerland, with software labs and operations centers in Raubling, Germany; and Evesham in the United Kingdom. The Incadea operations will remain in Raubling. All Incadea employees will be retained,


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including founders Peter Wenger and Andreas Bohnert. Reynolds' existing international consulting operations will be included in the new division.

Reynolds will expand its strategic alliance with Microsoft to collaborate on technology, sales and marketing aimed at accelerating international growth for both companies. Reynolds is Microsoft's premier and largest vertical market independent software vendor focused on automotive retailing.

"Reynolds is making an aggressive, game-changing move within the global automotive retailing marketplace, which represents nearly $2 trillion of economic activity," Waterhouse said. "Incadea's flexible architecture enables the software to be easily localized, which is key to success in international markets. Unlike proprietary solutions offered by others, the Incadea solution can easily support multiple languages and business rules.

"Even better, the flexibility afforded by deploying the Incadea solution comes without the high cost of implementation inherent in other solutions in the market. Most important, and key to our fast-growth plans for international, we will not face the challenge of supporting numerous platforms, a problem that continues to plague other companies that have relied on multiple acquisitions to grow their global business. We are very well positioned for global expansion," he said.

The Incadea platform is a unique, industry-first solution for automotive retailing. Based on Microsoft Windows and Microsoft Navision enterprise resource planning (ERP) software, it is supported by Microsoft and a multi-continent network of partners who customize it with OEM-specific layers. The platform can be rapidly localized and deployed on a large scale across multiple countries and languages. It delivers the standardization and process-driven benefits of ERP, while providing a flexible, easy-to-use and implement platform.

"The game changer is that this incredibly powerful solution combination will now be augmented by the rich automotive retailing experience and resources of Reynolds and our partnership with Microsoft," said Waterhouse.

Like the company's Reynolds Generations Series family of solutions, Incadea is based on Microsoft technologies.

Waterhouse considers Incadea's existing partner network to be a very valuable asset, and will continue the partner-driven distribution model in international markets.

STRENGTHENS CUSTOMER RELATIONSHIP MANAGEMENT (CRM) SOLUTIONS WITH ACQUISITION OF THIRD COAST MEDIA, #3 PLAYER IN AUTOMOTIVE WEB SOLUTIONS

To support Reynolds' intentions to aggressively gain market share in the automotive Web solutions and CRM space, the company announced its acquisition of Dallas-based Third Coast Media for approximately $8 million in an all-cash transaction. All Third Coast Media employees will be retained, including founders Stuart Lloyd and Robert Kimmerle.

The acquisition will add nearly 1,000 dealerships using Third Coast Media Web and customer relationship management tools to the 2,300 dealerships using Reynolds Automark(R)Web Services. The combined customers of Reynolds and Third Coast Media include some of the largest and most successful retailers in the U.S. including AutoNation, Sonic Automotive, Asbury Automotive Group, Gulf States Toyota, Southeast Toyota, JM Lexus and Van Tuyl Auto Group. In addition, the organizations have OEM and organizational endorsements from Nissan North America, Inc. (including Infiniti); MINI USA (a division of BMW of North America, LLC); Scion (a division of Toyota Motor Sales, U.S.A., Inc.); American Honda Motor Co., Inc. (including Acura); BMW of North America, LLC; Mitsubishi Motors of North America, Inc., and the National Association of Minority Automotive Dealers (NAMAD).

"We will combine the best features of Third Coast Media's WebMaker X and CarClient contact management solutions with the best features of our Automark Web Services and Customer Management solutions to provide automotive retailers with the most scalable, flexible and powerful CRM portfolio in the industry," Waterhouse said.
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IMPLEMENTS PRODUCTIVITY IMPROVEMENTS TO STRENGTHEN ITS DOCUMENT SOLUTIONS
BUSINESS AND ALIGN FOR GROWTH

Reynolds will consolidate its automotive forms manufacturing facility located in Grand Prairie, Texas, into the company's Celina, Ohio facility. The Ohio plant will add 65 positions as a result of the consolidation. The 76 employees located in Texas will be offered the opportunity to accept a position in the Ohio facility. Those not accepting positions in Ohio will be offered severance and outplacement services.

Reynolds also re-aligned its document sales territories and inside sales team to provide better customer support and improved efficiency.

ANNOUNCES INTENT TO ADOPT INNOVATIVE, BROAD-BASED STOCK INCENTIVE PROGRAM AND EXPENSE PREVIOUSLY-GRANTED STOCK OPTIONS

The company will offer for shareholder approval at its annual meeting in February 2004 a proposal to replace its existing broad-based employee stock option program with a broad-based restricted stock program. The new program is intended to deliver comparable value to associates while more closely aligning them with shareholders.

 "We prefer grants of stock as a retention and motivation tool," said Dale Medford, Reynolds executive vice president and chief financial officer. "When employees receive shares of stock, they own a piece of the company. They're clearly motivated to help the company succeed and boost the long-term value of their shares."

Employees will retain previously awarded stock options.

The company will also adopt FAS 123, which provides for expensing previously-granted stock options. The adoption of FAS 123 will result in after-tax expense of 15 cents per share in fiscal 2004. Financial results will be restated to reflect this change.

ANNOUNCES MOVE TO ACCELERATE INVESTMENTS TO ADD APPROXIMATELY 400 POSITIONS, GROW THE BUSINESS AND INCREASE SHAREHOLDER RETURN

Waterhouse said that Reynolds is positioning for growth in the automotive retail market by refocusing human capital on the implementation of the company's most exciting solutions in more than 15 years.

"Reynolds intends to hire more than 600 new associates--most of them customer-facing--in fiscal 2004," said Tim Bailey, vice president, Human Resources. "Most new associates will be recruited in the Web and CRM solution areas as well as finance and insurance. We are also adding positions in consulting, Networkcar(TM) and other areas. A second group of new associates will support our general release last month of the Reynolds Generations Series(R) Suite, while a third group will support our new international business."

On an immediate basis, the company's actions will reduce headcount by approximately 200 positions. About half of these positions are within the Reynolds Documents Business as the Grand Prairie plant is consolidated into Celina and document sales territories and inside sales are realigned to provide better support and improved efficiency. The other half comprises some operational and IT jobs and a small number of other positions throughout the company

"Reynolds therefore plans to add about 400 positions on a net basis by the end of our 2004 fiscal year," Bailey said.

As a result of these actions, the company will record an after-tax charge of 7 cents per share in its first fiscal quarter ending December 31, 2003.

Reynolds will also continue investing aggressively for growth by continuing research and development spending at 6 to 8 percent of revenue while continuing its regular quarterly dividend of 11 cents per share.
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Following Reynolds' board of directors August 12 approval to increase the shares authorized for repurchase by eight million, the company announced today it intends to substantially execute this stock repurchase program in 2004.

"The timing of the repurchases will vary according to market conditions and alternative investment opportunities," Medford said. "We believe that Reynolds shares represent a very attractive investment opportunity."

"I've never been more enthused about our future," Waterhouse said. "We have positioned the company to accelerate growth. As a result of the actions we are taking, our customers will realize superior business results and our employees will enjoy new challenges and see more opportunities. Reynolds shareholders should be encouraged by the steps we've taken, the direction in which we are headed, and our prospects for success in the year ahead."

Reynolds will report fiscal 2003 earnings on November 5. As previously reported, the company expects fourth quarter 2003 earnings per share (EPS) to be approximately 44 cents and full 2003 fiscal year EPS to be approximately $1.66. When restated for expensing stock compensation, 2003 fiscal year EPS would be approximately $1.53.

In looking ahead to fiscal year 2004, the company anticipates earnings per share to grow about 10 percent, based on the following expectations:

         Adjusted 2003 fiscal year EPS.................$1.53
         Revenue growth and operations.................  .18
         International expansion....................... (.07)
         CRM and Web solutions investments............. (.01)
         Productivity improvements, net of costs....... (.02)
         Share repurchase..............................  .07
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                                                       $1.68

Reynolds expects first quarter 2004 EPS of about 30 cents, which includes about 13 cents per share of expenses from the actions announced today.

ABOUT REYNOLDS AND REYNOLDS
Reynolds and Reynolds (www.reyrey.com) is the leading provider of integrated solutions that help automotive retailers manage change and improve their profitability. Serving the automotive retailing industry since 1927, Reynolds enables OEMs and retailers to work together to build the lifetime value of their customers. The company's award-winning product, service and training solutions include a full range of retail and enterprise management systems, Web and Customer Relationship Management solutions, learning and consulting services, documents, data management and integration, networking and support and leasing services. Reynolds serves more than 20,000 customers. They comprise nearly 90 percent of the automotive retailers and virtually all OEMs doing business in North America. The Reynolds International Division serves automotive retailers and OEMs through Incadea AG and its partner network as well as a worldwide consulting practice.

Certain statements in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on current expectations, estimates, forecasts and projections of future company or industry performance based on management's judgment, beliefs, current trends and market conditions. Forward-looking statements made or to be made by or on behalf of the company may be identified by the use of words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in the forward-looking statements. See also the discussion of factors that may affect future results contained in the company's Current Report on Form 8-K filed with the SEC on August 11, 2000, which we incorporate herein by reference. The company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

                                      # # #                            REY0351

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CONTACT:
MEDIA                                                    INVESTORS
Paul Guthrie                Mark Feighery                John E. Shave
937.485.8104                937.485.8107                 937.485.1633
paul_guthrie@reyrey.com     mark_feighery@reyrey.com     john_shave@reyrey.com
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